As filed with the Securities and Exchange Commission on December 4, 2018

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

SUPERCONDUCTOR TECHNOLOGIES INC.

(Exact name of registrant as specified in its charter)

Delaware	77-0158076
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

9101 Wall Street, Suite 1300

Austin, Texas 78754

(512) 334-8900

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Copies of communications sent to:

Jeffrey A. Quiram President and Chief Executive Officer Superconductor Technologies Inc. 9101 Wall Street, Suite 1300 Austin, TX 78754 (512) 334-8900	Ben D. Orlanski, Esq. Matthew S. O’Loughlin, Esq. Manatt, Phelps & Phillips, LLP 11355 West Olympic Boulevard Los Angeles, CA 90064 (310) 312-4000
(Name, address, including zip code, and telephone number, including area code, of agent for service)	(310) 312-4224 Facsimile

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement as determined by market conditions.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement of the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is, a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act:

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☒
Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be registered (1)	Proposed maximum offering price per security (2)	Proposed maximum aggregate offering price (2)	Amount of registration fee
Common Stock, par value $0.001 per share	—	—	—	—
Preferred Stock, par value $0.001 per share	—	—	—	—
Warrants	—	—	—	—
Units (3)	—	—	—	—
Total	—	—	$50,000,000	$6,060 (4)

(1)

We are registering an indeterminate number of shares of common stock and preferred stock, warrants to purchase common stock or preferred stock and units consisting of some or all of the forgoing securities, each of which may be offered from time to time at prices to be determined at the time of any such offering. The aggregate offering price of these securities will not exceed $50,000,000. Any securities registered hereunder may be sold separately from, or together in the same offering with, other securities registered hereunder. The securities registered also include such indeterminate amounts and numbers of shares of common stock and preferred stock that may be issued upon the exercise of warrants registered hereunder or, in the case of the common stock, upon the conversion of or in exchange for, or pursuant to the antidilution provisions of, shares of preferred stock registered hereunder.

(2)

The proposed maximum aggregate offering price per class of security will be determined from time to time by the Registrant in connection with the issuance by the Registrant of the securities registered hereunder and is not specified as to each class of security in reliance on Rule 457(o) under the Securities Act of 1933 and General Instruction II.D of Form S-3 under the Securities Act of 1933.

(3)	Consisting of some or all of the securities listed above, in any combination.
(4)	Estimated solely for purposes of determining the registration fee pursuant to Rule 457(o) under the Securities Act of 1933.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED DECEMBER 4, 2018

PROSPECTUS

$50,000,000

Common Stock

Preferred Stock

Warrants

Units

We may offer, from time to time, separately or together in any combination, common stock, preferred stock, warrants or units consisting of all or some of such securities having an aggregate offering price of up to $50,000,000.

We may offer the securities in one or more series, in amounts, at prices and on terms determined at the time of offering. We will provide the specific terms of any securities we actually offer for sale in supplements to this prospectus.

We may sell these securities directly, through agents, dealers or underwriters as designated from time to time, or through a combination of these methods. We reserve the sole right to accept, and together with our agents, from time to time, to reject in whole or in part any proposed purchase of securities to be made directly or through agents. If our agents or any dealers or underwriters are involved in the sale of securities, the applicable prospectus supplement will set forth the names of the agents, dealers or underwriters and any applicable commissions or discounts.

You should read carefully this prospectus, each prospectus supplement and the documents incorporated by reference into this prospectus and any prospectus supplement before you invest in any of our securities. This prospectus may not be used to sell securities unless accompanied by a prospectus supplement.

Our common stock is traded on the NASDAQ Capital Market under the symbol “SCON.” On November 30, 2018, the closing sale price of our common stock on the NASDAQ Capital Market was $1.67 per share and the aggregate market value of the common stock held by non-affiliates as of such date was $5,447,064, based on 3,270,609 shares of outstanding common stock, of which 3,261,715 shares are held by non-affiliates. In no event will we sell securities in a primary offering in reliance on General Instruction I.B.6 of Form S-3 with a value exceeding more than one-third of our public float in any 12-month calendar period so long as our public float remains below $75.0 million. We have not offered any securities pursuant to General Instruction I.B.6 of Form S-3 during the 12 calendar months prior to and including the date of this prospectus supplement other than an aggregate of $1,996,055 in securities pursuant to a prospectus supplement dated March 6, 2018.

Investing in our Securities involves risks. You should carefully consider the risk factors included under the heading “Risk Factors” in the applicable prospectus supplement and under that heading or similar headings in the other documents incorporated by reference in this prospectus or any prospectus supplement before making a decision to purchase our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities described in this prospectus or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is                 , 2018.

(i)

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement we filed with the Securities and Exchange Commission, or the SEC, using a “shelf” registration process. Under the shelf registration process, using this prospectus, together with a prospectus supplement, we may sell, from time to time, in one or more offerings, any combination of the securities described in this prospectus in a dollar amount that does not exceed $50,000,000 in the aggregate. This prospectus provides you with a general description of the securities we may offer. Each time we offer securities, a prospectus supplement will be provided that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. To the extent that any statement we make in a prospectus supplement is inconsistent with statements made in this prospectus, the statements made in this prospectus will be deemed modified or superseded by those made in the prospectus supplement.

You should read this prospectus, the applicable prospectus supplement and the information incorporated by reference in this prospectus or any prospectus supplement before making an investment in our securities. See “Documents Incorporated by Reference” and “Where You Can Find More Information” for more information. You should rely only on the information contained in or incorporated by reference in this prospectus or a prospectus supplement. We have not authorized anyone to provide you with different information. This document may be used only in jurisdictions where offers and sales of these securities are permitted. You should not assume that information contained in this prospectus, in any supplement to this prospectus, or in any document incorporated by reference is accurate as of any date other than the date on the front page of the document that contains the information, regardless of when this prospectus or a prospectus supplement is delivered or when any sale of our securities occurs.

(ii)

SUMMARY

This summary highlights information contained elsewhere or incorporated by reference into this prospectus. This summary does not contain all of the information that you should consider before deciding to invest in our securities. You should read this entire prospectus and each applicable prospectus supplement carefully, including the “Risk Factors” section contained in this prospectus and in each applicable prospectus supplement, and our consolidated financial statements and the related notes and the other documents incorporated by reference into this prospectus and into each applicable prospectus supplement.

Our Company

We are a leading company in developing and commercializing high temperature superconductor (“HTS”) materials and related technologies. Superconductivity is the unique ability to conduct electricity with little or no resistance when cooled to “critical” temperatures. HTS materials are a family of elements that demonstrate superconducting properties at temperatures significantly warmer than previous superconducting materials. Electric currents that flow through conventional conductors encounter resistance. This resistance requires power to overcome and generates heat. HTS materials can substantially improve the performance characteristics of electrical systems, reduce power loss, and lower heat generation providing extremely high current carrying density and zero resistance to direct current.

We were established in 1987 shortly after the discovery of HTS materials. Our stated objective was to develop products based on these materials for the commercial marketplace.

After analyzing the market opportunities available, we decided to develop products for the utility and telecommunications industries.

Our initial product was completed in 1998 and we began delivery to a number of wireless network providers. That product has become obsolete and has been discontinued. In the following 13 years, we continued to refine and improve the platform, with the primary focus on improving reliability, increasing performance and runtime, and most importantly, removing cost from the manufacturing process of the required subsystems. Our cost reducing efforts led to the invention of our proprietary, high-yield and high throughput HTS material deposition manufacturing process.

In late 2010, we transitioned our research and development efforts to adapting our proprietary HTS material deposition techniques to the production of our HTS Conductus® wire for next generation power applications, which we believe is our primary opportunity to grow our future revenues.

In November 2016, we were selected as the prime recipient of the $4.5 million program award provided by the U.S. Department of Energy’s (DOE) Office of Energy Efficiency and Renewable Energy (EERE), on behalf of the Advanced Manufacturing Office, for its Next Generation Electric Machines (NGEMs) program and, in June 2017, the related contract was finalized and we have now commenced work under that contract. See “Other Assets and Investments” in our Annual Report on Form 10-K for the year ended December 31, 2017 which is incorporated into this prospectus by reference.

In early 2018, we announced the concentration of our future Conductus wire product development efforts on NGEMs to capitalize on several accelerating energy megatrends. This refined focus is very synergistic with our program with the Department of Energy (DOE) award for the development of superconducting wire to enable NGEMs.

Our Proprietary Technology

Our development efforts over the last 30 years have yielded an extensive patent portfolio as well as critical trade secrets, unpatented technology and proprietary knowledge. We have an extensive patent portfolio in addition to critical trade secrets, unpatented technology and proprietary knowledge. In June 2016, we were awarded U.S. Patent No. 9,362,025 from the U.S. Patent and Trademark Office (USPTO) further protecting our unique capabilities for improving the performance of our Conductus® superconducting wire in applications that utilize the advantages for operating in the presence of high magnetic field. In February 2017 we were awarded two patents from the USPTO: U.S.

Patent No. 9,564,258, associated with U.S. Patent No. 9,362,025, providing additional protection for the foundation from which we will build high performance wire for our customers, and U.S. Patent No. 9,567,661 protecting the system design developed by STI to improve monitoring efficiency when evaporating materials in a vacuum. In July 2017, EU patent 2188495 (08797906.8) was granted, this patent follows the U.S. Patent granted by U.S. 8,607,560 METHOD FOR CENTERING RECIPROCATING BODIES AND STRUCTURES MANUFACTURED THEREWITH, related to our Sapphire Cryocooler. Our current patents expire at various dates from 2018 to 2034. We enter into confidentiality and non-disclosure agreements with our employees, suppliers and consultants to protect our proprietary information.

Our strategic plan is to utilize our core proprietary technology in superconductivity and leverage our proprietary manufacturing processes, outsourced where appropriate, to build Conductus wire for use in electrical power devices. We are adapting our unique HTS material deposition techniques to produce our energy efficient, cost-effective and high performance Conductus wire technology for next generation power applications. We have identified three energy market megatrends that can be addressed by superconducting wire: decentralized renewable energy, high energy efficiency and sustainable transportation. We are working with leading industry device manufacturers to complete qualification and acceptance testing of Conductus wire. Our plan is for significant commercial production of Conductus wire following completion of qualification orders.

Our development efforts (including those described under “Our Future Business” below) can take a significant number of years to commercialize, and we must overcome significant technical barriers and deal with other significant risks, the most important of which are set out in our public filings, including in particular the “Risk Factors” beginning on page 5 of this prospectus.

Our Future Business

We have created several unique capabilities and HTS manufacturing systems related to our Conductus wire platform that we are seeking to produce by leveraging our leadership in superconducting technologies, extensive intellectual property and HTS manufacturing expertise.

HTS Wire Platform

Our Conductus wire product development is focused on large markets where the advantages of HTS wire are recognized by the industry. Our initial product roadmap targets three important applications: superconducting high power transmission cable, superconducting fault current limiters (SFCL) and high field magnets, including those used in next generation electrical machines (NGEMs).

•

Superconducting High Power Transmission Cable: Superconducting high power transmission and distribution cable transmit 5 to 10 times the electrical current of traditional copper or aluminum cables with significantly improved efficiency. HTS power cable systems consist of the cable, which is comprised of 100’s of strands of HTS wire wrapped around a copper core, and the cryogenic cooling system to maintain proper operating conditions. HTS power cables are particularly suited to high load areas such as the dense urban business districts of large cities, where purchases of easements and construction costs for traditional low capacity cables may be cost prohibitive. The primary application for HTS cables is medium voltage feeds to load pockets in dense urban areas. In these high demand zones the grid is often saturated with aging infrastructure. HTS technology brings a considerable amount of power to new locations where the construction of additional transmission to distribution substations, with major transformer assets, is not feasible. Another potential use of HTS power cable is to improve grid power transmission by connecting two existing substations. In dense urban environments many substations often reach capacity limits and require redundant transformer capacity to improve reliability. HTS cables can tie these existing stations together, avoiding very costly transformer upgrades and construction costs.

•

Superconducting Fault Current Limiter (SFCL): With power demand on the rise and new power generation sources being added, the grid has become overcrowded and vulnerable to catastrophic faults. Faults are abnormal flows of electrical current like a short circuit. As the grid is stressed, faults and power blackouts increase in frequency and severity. SFCLs act like powerful surge protectors, preventing harmful faults from taking down substation equipment by reducing the fault current to a safer level (20 – 50% reduction) so that the existing switchgear can still protect the grid. Currently, electrical-utilities use massive 80kA circuit breakers, oversized transformers and fuses to prevent faults from damaging their equipment and protecting against surges.

However, once a fault has occurred, standard circuit breakers suffer destructive failure and need to be replaced before service can be restored. In addition, Smart Grid and embedded alternative energy generation enhancements will increase the need for SCFLs. Grid operators face a major challenge in moving power safely and efficiently, from generators to consumers, through several stages of voltage transformation step downs and step ups. At each stage, valuable energy is lost in the form of waste heat. Moreover, while demands are continually rising, space for transformers and substations—especially in dense urban areas—is severely limited. Conventional oil-cooled transformers pose a fire and environmental hazard. Compact, efficient superconducting transformers, by contrast, are cooled by safe, abundant and environmentally benign liquid nitrogen. As an additional benefit, these actively-cooled devices will offer the capability of operating in overload, to twice the nameplate rating, without any loss of life to meet occasional utility peak load demands.

•

Superconducting High Field Magnets: There are a variety of applications that utilize superconducting magnets in order to capitalize on their unique ability to create extremely high magnetic fields. The NMR (Nuclear Magnetic Resonance) and MRI (Magnetic Resonance Imaging) machines of today utilize such superconducting magnets for this very reason. Currently, high-field superconducting magnets are manufactured using commercially available superconducting wire such as niobium-titanium (NbTi) or niobium-tin (Nb3Sn). NMR and MRI device manufacturers and manufacturers of other NGEMs look towards advances in superconducting technologies to improve the overall performance of their systems by dramatically increasing the magnetic fields while reducing size. High demand for a robust, high performance and low cost superconducting wire has spurred rapid development of a next generation alternative. In the last 10 years, new second generation (2G) Rare Earth, Barium, Copper Oxide (ReBCO) superconducting materials have been proven to drastically increase magnetic field strengths, especially at low temperatures. These advanced ReBCO based superconductors now provide an excellent alternative to NbTi and Nb3Sn based materials.

Corporate Information

Our facilities and principal executive offices are located at 9101 Wall Street, Suite 1300, Austin, Texas 78754. Our telephone number is (512) 334-8900. We were incorporated in Delaware on May 11, 1987. Additional information about us is available on our website at www.suptech.com. The information contained on or that may be obtained from our website is not, and shall not be deemed to be, a part of this prospectus. Our common stock is currently traded on the NASDAQ Capital Market under the symbol “SCON.”

Reverse Stock Split

On July 24, 2018, we effected a reverse stock split of the issued and outstanding shares of our common stock, at a ratio of one share for ten shares (the “Reverse Stock Split”). The Reverse Stock Split did not change the authorized number of shares or the par value of our common stock. Certain of the information contained in the historical documents incorporated by reference in this prospectus present information on our common stock on a pre-Reverse Stock Split basis.

The Securities We May Offer

With this prospectus, we may offer common stock, preferred stock, warrants and units consisting of some or all of such securities, separately or together in any combination of the foregoing. The aggregate initial offering price of all securities we sell in the primary offerings under this prospectus will not exceed $50,000,000. Each time we offer securities with this prospectus, we will provide offerees with a prospectus supplement that will contain the specific terms of the securities being offered. The following is a summary of the securities we may offer with this prospectus.

We may sell the securities to or through underwriters, dealers or agents or directly to purchasers. We, as well as any agents acting on our behalf, reserve the sole right to accept and to reject in whole or in part any proposed purchase of securities. Each prospectus supplement will set forth the names of any underwriters, dealers or agents involved in the sale of securities described in that prospectus supplement and any applicable fee, commission or discount arrangements with them.

Common Stock

We may offer shares of our common stock, par value $0.001 per share, either alone or underlying other registered securities convertible into or exchangeable for our common stock. Holders of our common stock are entitled to such dividends as our board of directors may declare from time to time out of legally available funds, subject to the preferential rights of the holders of any shares of our preferred stock that are outstanding or that we may issue in the future. Currently, we do not pay any dividends. Each holder of our common stock is entitled to one vote per share. Holders of our common stock have no preemptive rights. In this prospectus, we provide a general description of, among other things, our dividend policy and the transfer and voting restrictions that apply to holders of our common stock.

Preferred Stock

We may issue shares of preferred stock in one or more classes or series. Our board of directors or a committee designated by our board of directors will determine the dividend, voting and conversion rights and other provisions at the time of sale. The particular terms of each class or series of preferred stock, including redemption privileges, liquidation preferences, voting rights, dividend rights and/or conversion rights, will be more fully described in the applicable prospectus supplement relating to the preferred stock offered thereby.

Warrants

We may offer warrants for the purchase of shares of preferred or common stock. We may issue the warrants by themselves or together with preferred stock or common stock and the warrants may be attached to or separate from any offered securities. Each series of warrants may be issued under a separate warrant agreement to be entered into between us and a warrant agent. Our board of directors or a committee designated by our board of directors will determine the terms of the warrants at the time of sale. This prospectus contains only general terms and provisions of the warrants. The applicable prospectus supplement will describe the particular terms of the warrants being offered thereby.

Units

We may offer units consisting of some or all of our preferred stock, common stock and warrants. The units may be issued in the form of a unit agreement and/or unit certificate. This prospectus contains only general terms and provisions of the units. The applicable prospectus supplement will describe the particular terms of the warrants being offered thereby.

RISK FACTORS

We have included discussions of cautionary factors describing risks relating to our business and an investment in our securities in our Annual Report on Form 10-K for the year ended December 31, 2017, which is incorporated by reference into this prospectus. See “Where You Can Find More Information” for an explanation of how to get a copy of this report. Additional risks related to our securities may also be described in a prospectus supplement. Before purchasing our securities, you should carefully consider the risk factors we describe in any prospectus supplement or in any report incorporated by reference into this prospectus or such prospectus supplement, including our Annual Report on Form 10-K for the year ended December 31, 2017, or any Annual Report on Form 10-K or Quarterly Report on Form 10-Q that is incorporated by reference into this prospectus or such prospectus supplement after the date of this prospectus. Although we discuss key risks in those risk factor descriptions, additional risks not currently known to us or that we currently deem immaterial also may impair our business. Our subsequent filings with the SEC may contain amended and updated discussions of significant risks. We cannot predict future risks or estimate the extent to which they may affect our financial performance.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains, and may incorporate by reference, forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. We claim the protection of the safe harbor contained in the Private Securities Litigation Reform Act of 1995 for these forward looking statements. Our forward-looking statements relate to future events or our future performance and include, but are not limited to, statements concerning our business strategy, future commercial revenues, market growth, capital requirements, new product introductions, expansion plans and the adequacy of our funding. Other statements contained in this prospectus and in any applicable prospectus supplement that are not historical facts are also forward-looking statements. We have tried, wherever possible, to identify forward-looking statements by terminology such as “may,” “will,” “could,” “should,” “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates” and other comparable terminology.

We caution investors that any forward-looking statements presented in this prospectus or in any applicable prospectus supplement or the other documents incorporated by reference herein or therein, or that we may make orally or in writing from time to time, are based on the beliefs of, assumptions made by, and information currently available to, us. Such statements are based on assumptions and the actual outcome will be affected by known and unknown risks, trends, uncertainties and factors that are beyond our control or ability to predict. Although we believe that our assumptions are reasonable, they are not guarantees of future performance and some will inevitably prove to be incorrect. As a result, our actual future results can be expected to differ from our expectations, and those differences may be material. Accordingly, investors should use caution in relying on past forward-looking statements, which are based on known results and trends at the time they are made, to anticipate future results or trends.

Some of the risks and uncertainties that may cause our actual results, performance or achievements to differ materially from those expressed or implied by forward-looking statements include the following:

•	our limited cash and a history of losses;

•

our need to materially grow our revenues from commercial operations and/or to raise additional capital (which financing may not be available on acceptable terms or at all) to continue to implement our current business plan and maintain our viability, with our existing cash reserves only expected to be sufficient into the third quarter of 2019;

•	the performance and use of our equipment to produce wire in accordance with our timetable;

•	overcoming technical challenges in attaining milestones to develop and manufacture commercial lengths of our high temperature superconducting (HTS) wire;

•	the possibility of delays in customer evaluation and acceptance of our HTS wire;

•	the limited number of potential customers and customer pressures on the decreases in average selling prices of our products;

•	the limited number of suppliers for some of our components;

•	there being no significant backlog from quarter to quarter;

•	our market being characterized by rapidly advancing technology;

•	the impact of competitive products, technologies and pricing;

•	manufacturing capacity constraints and difficulties;

•	the impact of any financing activity on the level of our stock price;

•	the dilutive impact of any issuances of securities to raise capital;

•	if we fail to maintain the listing of our common stock with a U.S. national securities exchange, the liquidity of our common stock could be adversely affected;

•	the cost and uncertainty from compliance with environmental regulations; and

•	local, regional, national and international economic conditions and events and the impact they may have on us and our customers.

We claim the protection of the safe harbor contained in the Private Securities Litigation Reform Act of 1995. We caution investors that any forward-looking statements presented in this prospectus or any prospectus supplement or the documents incorporated by reference herein or therein, or those that we may make orally or in writing from time to time, are based upon management’s beliefs and assumptions and are made based on information available to us as of the time made. We undertake no obligation to publicly update or revise any forward-looking statements included or incorporated by reference in this prospectus or any prospectus supplement or to update the reasons why actual results could differ from those contained in such statements, whether as a result of new information, future events or otherwise, except to the extent required by federal securities laws. Forward-looking statements may be contained in this prospectus or any prospectus supplement (and the documents incorporated by reference herein or therein) under “Risk Factors,” or may be contained in our Annual Report on Form 10-K or in our Quarterly Reports on Form 10-Q under headings such as “Management’s Discussion and Analysis of Financial Conditions and Results of Operations” and “Business,” or in our Current Reports on Form 8-K, among other places. Any investor in us should consider all risks and uncertainties disclosed in our filings with the SEC described below under the heading “Where You Can Find More Information,” all of which are accessible on the SEC’s website at www.sec.gov.

USE OF PROCEEDS

Unless otherwise indicated in the applicable prospectus supplement, we anticipate that the net proceeds from the sale of the securities under this prospectus will be used for general corporate purposes. General corporate purposes may include repayment of debt, capital expenditures, and any other purposes that we may specify in any prospectus supplement. In addition, we may use a portion of any net proceeds to acquire complementary products, technologies or businesses. We will have significant discretion in the use of any net proceeds. Investors will be relying on the judgment of our management regarding the application of the proceeds of any sale of the securities. We may invest the net proceeds temporarily until we use them for their stated purpose.

DESCRIPTION OF CAPITAL STOCK

The following description of our common stock and preferred stock, together with the additional information we include in any applicable prospectus supplement, summarizes the material terms and provisions of the common stock and the preferred stock that we may offer pursuant to this prospectus. While the terms we have summarized below will apply generally to any future common stock or preferred stock that we may offer, we will describe the particular terms of any class or series of these securities in more detail in the applicable prospectus supplement. For the complete terms of our common stock and preferred stock, please refer to our restated certificate of incorporation, as amended, or our certificate of incorporation, and our amended and restated bylaws, as amended, or our bylaws, which are exhibits to the registration statement of which this prospectus is a part. The terms of these securities may also be affected by the General Corporation Law of the State of Delaware. The summary below and that contained in any prospectus supplement is qualified in its entirety by reference to our certificate of incorporation and our bylaws, as either may be amended from time to time after the date of this prospectus, but before the date of any such prospectus supplement.

Authorized Capitalization

We have 252,000,000 shares of capital stock authorized under our certificate of incorporation, consisting of 250,000,000 shares of common stock and 2,000,000 shares of preferred stock, of which 706,829 have been designated as Series A Convertible Preferred Stock, par value $0.001 per share, or Series A Preferred Stock, and 4,500 have been designated as Series E Preferred Stock. As of November 30, 2018, we had 3,270,609 shares of common stock outstanding, 328,925 shares of our Series A Preferred Stock outstanding and 1,862 shares of our Series E Preferred Stock outstanding. Our authorized shares of common stock and preferred stock are available for issuance without further action by our stockholders, unless such action is required by applicable law or the rules of any stock exchange or automated quotation system on which our securities may be listed or traded. If the approval of our stockholders is not so required, our board of directors may determine not to seek stockholder approval.

Common Stock

Holders of our common stock are entitled to such dividends as may be declared by our board of directors out of funds legally available for such purpose, subject to any preferential dividend rights of any then outstanding preferred stock. The shares of common stock are neither redeemable nor convertible. Holders of common stock have no preemptive or subscription rights to purchase any of our securities.

Each holder of our common stock is entitled to one vote for each such share outstanding in the holder’s name. No holder of common stock is entitled to cumulate votes in voting for directors.

In the event of our liquidation, dissolution or winding up, the holders of our common stock are entitled to receive pro rata our assets that are legally available for distribution, after payments of all debts and other liabilities and subject to the prior rights of any holders of preferred stock then outstanding. All of the outstanding shares of our common stock are, and the shares of common stock issued upon the conversion of any securities convertible into our common stock will be, fully paid and non-assessable. The shares of common stock offered by this prospectus or upon the conversion of any preferred stock or debt securities or exercise of any warrants offered pursuant to this prospectus, when issued and paid for, will also be, fully paid and non-assessable.

Our common stock is listed on the NASDAQ Capital Market under the symbol “SCON.” Computershare is the transfer agent and registrar for our common stock. Its address is 250 Royall Street, Canton, MA 02021.

Preferred Stock

Our certificate of incorporation permits us to issue up to 2,000,000 shares of preferred stock in one or more series and with rights and preferences that may be fixed or designated by our board of directors without any further action by our stockholders. As of November 30, 2018, we have 706,829 shares of our Series A Preferred Stock designated, of which 328,925 are outstanding and 4,500 shares of Series E Preferred Stock designated, of which 1,862 are outstanding.

Subject to the limitations prescribed in our certificate of incorporation and under Delaware law, our certificate of incorporation authorizes the board of directors, from time to time by resolution and without further stockholder action, to provide for the issuance of shares of preferred stock, in one or more series, and to fix the designation, powers, preferences and other rights of the shares and to fix the qualifications, limitations and restrictions thereof. Although our board of directors has no present intention to issue any additional preferred stock, the issuance of preferred stock could adversely affect the rights of holders of our common stock, including with respect to voting, dividends and liquidation, by issuing shares of preferred stock with certain voting, conversion and/or redemption rights. Such issuance of preferred stock may have the effect of delaying, deferring or preventing a change of control.

Preferred stock could thus be issued quickly with terms calculated to delay or prevent a change in control of our company or to make removal of management more difficult. Additionally, the issuance of preferred stock may decrease the market price of our common stock. The number of authorized shares of preferred stock may be increased or decreased, but not decreased below the number of shares then outstanding, by the affirmative vote of the holders of a majority of our common stock without a vote of the holders of preferred stock, or any series of preferred stock, unless a vote of any such holder is required pursuant to the terms of such series of preferred stock.

The following description sets forth certain general terms and provisions of the preferred stock we may issue. If we offer convertible preferred stock, such stock will be convertible into shares of our common stock. With respect to any convertible preferred stock or preferred stock (each referred to herein as preferred stock) we may choose to offer, the specific designations and rights will be described in the prospectus supplement relating to the preferred stock offered, including the following terms. Each time that we issue a new series of preferred stock, we will file with the SEC a definitive certificate of designations that will state the designation, powers, preferences, rights and qualifications, limitations and restrictions of that series of preferred stock. In addition, the prospectus supplement relating to that new series of preferred stock will specify the particular amount, price and other terms of that new series. These terms will include:

•	the designation of the series, which may be by distinguishing number, letter or title;

•

the number of shares of the series, which number the board of directors may thereafter (except where otherwise provided in the preferred stock designation) increase or decrease (but not below the number of shares thereof then outstanding);

•	the price at which the preferred stock will be issued;

•

the dividend rate, the dates on which the dividends will be payable, if any, whether dividends shall be cumulative or noncumulative and other terms relating to the payment of dividends on the preferred stock;

•	whether the preferred stock is redeemable or subject to a sinking fund, and the terms and amount of such sinking fund provided for the purchase or redemption of shares of the series;

•

the amounts payable on shares of the series, and the special or relative rights of such shares, in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of our company;

•

whether the shares of the series shall be convertible into shares of any other class or series, or any other security, of our company or any other corporation, and, if so, the specification of such other class or series or such other security, the conversion price or prices or rate or rates, any adjustments thereof, the date or dates as of which such shares shall be convertible and all other terms and conditions upon which such conversion may be made;

•	any listing of the preferred stock on any securities exchange;

•	the relative ranking and preferences of the preferred stock as to dividend rights and rights upon liquidation and dissolution or winding up;

•	restrictions on the issuance of shares of the same series or of any other class or series;

•	the voting rights, if any, of the holders of shares of the series, provided that no share of preferred stock of any series will be entitled to more than one vote per share of preferred stock; and

•	any additional rights, preferences, qualifications, limitations and restrictions of the preferred stock.

Any prospectus supplement filed in connection with an offering of preferred stock will describe all material terms of such series of preferred stock and all material terms of any common stock, if any, issuable upon conversion of such preferred stock. However, the description of the terms of the preferred stock to be set forth in an applicable prospectus supplement will not be complete and will be subject to and qualified in its entirety by reference to the certificate of designations or the certificate of amendment to our certificate of incorporation relating to the applicable series of preferred stock, together with our bylaws. The registration statement of which this prospectus forms a part currently does or will in the future include the certificate of designations or the certificate of amendment and our bylaws as exhibits or incorporate them by reference.

The preferred stock will, if and when issued, be fully paid and non-assessable. The holders of the preferred stock will not have preemptive rights.

Series A Convertible Preferred Stock

In October 2007, in connection with entering into an amended investment agreement with Hunchun BaoLi Communication Co. Ltd., or BAOLI, our board of directors authorized the designation and issuance of 706,829 shares of our Series A Preferred Stock. On January 8, 2008, the terms of the investment agreement with BAOLI were amended, and we issued to BAOLI and two related purchasers a total of 1,723 shares of common stock (as adjusted for reverse stock splits) and 611,523 shares of Series A Preferred Stock. Subject to the terms and conditions of our Series A Preferred Stock and to customary adjustments to the conversion rate, each share of our Series A Preferred Stock is convertible into ten twelfths of a share of our common stock so long as the number of shares of our common stock beneficially owned by BAOLI following such conversion does not exceed 9.9% of our outstanding common stock. Except for a preference on liquidation of $0.01 per share, each share of Series A Preferred Stock is the economic equivalent of ten twelfths of a share of common stock into which it is convertible. Except as required by law, the Series A Preferred Stock will not have any voting rights. For a complete description of the terms of the Series A Preferred Stock, please see the certificate of designations, filed with, and incorporated by reference into, this prospectus.

Series E Convertible Preferred Stock

In July 2018, in connection with a public offering our board of directors authorized the designation and issuance of up to 4,500 shares of our Series E Preferred Stock and an aggregate of 4,135.0015 shares of Series E Preferred Stock were issued in such offering. Subject to the terms and conditions of our Series E Preferred Stock and to customary adjustments to the conversion rate, each share of our Series E Preferred Stock is convertible into shares of our common stock equal to the stated value of the Series E Preferred Stock of $1,000 divided by the public offering price of $3.50. Holders of Series E Preferred Stock are prohibited from converting shares Series E Preferred Stock into shares of our common stock if, as a result of such conversion, the holder, together with its affiliates, would own more than 4.99% (or at the election of the holder prior to the date of issuance, 9.99%) of the total number of shares of our common stock then issued and outstanding. Any holder may increase or decrease such percentage to any other percentage not in excess of 9.99%, provided that any increase in such percentage shall not be effective until 61 days after such notice to us. Each share of Series E Preferred Stock is the economic equivalent of the related post-conversion number of shares of common stock. Except as required by law, the Series E Preferred Stock will not have any voting rights. For a complete description of the terms of the Series E Preferred Stock, please see the certificate of designations, filed with, and incorporated by reference into, this prospectus.

Anti-Takeover Effects of Certain Provisions of Delaware Law and Our Charter Documents

The following is a summary of certain provisions of Delaware law, our certificate of incorporation and our bylaws. This summary does not purport to be complete and is qualified in its entirety by reference to the corporate law of Delaware and our certificate of incorporation and bylaws.

Effect of Delaware Anti-Takeover Statute

We are subject to Section 203 of the Delaware General Corporation Law, an anti-takeover law. In general, Section 203 prohibits a Delaware corporation from engaging in any business combination with any interested stockholder for a period of three years following the date that the stockholder became an interested stockholder, unless:

•	prior to that date, the board of directors of the corporation approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;

•

upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares of voting stock outstanding (but not the voting stock owned by the interested stockholder) those shares owned by persons who are directors and officers and by excluding employee stock plans in which employee participants do not have the right to determine whether shares held subject to the plan will be tendered in a tender or exchange offer; or

•

on or subsequent to that date, the business combination is approved by the board of directors of the corporation and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66-2/3% of the outstanding voting stock that is not owned by the interested stockholder.

Section 203 defines “business combination” to include the following:

•	any merger or consolidation involving the corporation and the interested stockholder;

•	any sale, transfer, pledge or other disposition of 10% or more of the assets of the corporation involving the interested stockholder;

•	subject to certain exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;

•

any transaction involving the corporation that has the effect of increasing the proportionate share of the stock of any class or series of the corporation beneficially owned by the interested stockholder; or

•	the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation.

In general, Section 203 defines an interested stockholder as any entity or person beneficially owning 15% or more of the outstanding voting stock of the corporation, or who beneficially owns 15% or more of the outstanding voting stock of the corporation at any time within a three year period immediately prior to the date of determining whether such person is an interested stockholder, and any entity or person affiliated with or controlling or controlled by any of these entities or persons.

Our Charter Documents

Our charter documents include provisions that may have the effect of discouraging, delaying or preventing a change in control or an unsolicited acquisition proposal that a stockholder might consider favorable, including a proposal that might result in the payment of a premium over the market price for the shares held by our stockholders. Certain of these provisions are summarized in the following paragraphs.

Classified Board of Directors

Pursuant to our certificate of incorporation, the number of directors is fixed by our board of directors. Our directors are divided into three classes, each class to serve a three-year term and to consist as nearly as possible of one third of the total number of directors. Pursuant to our bylaws, directors elected by stockholders at an annual meeting of stockholders will be elected by a plurality of all votes cast.

No Stockholder Action by Written Consent

Our bylaws provide that a special meeting of stockholders may be called only by the chairman of the board, a majority of the entire board of directors or the president. Stockholders are not permitted to call, or to require that the board of directors call, a special meeting of stockholders. Moreover, the business permitted to be conducted at any special meeting of stockholders is limited to the business brought before the meeting pursuant to the notice of the meeting given. In addition, our certificate of incorporation provides that any action taken by our stockholders must be effected at an annual or special meeting of stockholders and may not be taken by written consent instead of a meeting. Our bylaws establish an advance notice procedure for stockholders to nominate candidates for election as directors or to bring other business before meetings of our stockholders.

Change in Control Agreements

A number of our executives have agreements with us that entitle them to payments in certain circumstances following a change in control.

DESCRIPTION OF WARRANTS

We may issue warrants for the purchase of preferred stock or common stock. Warrants may be issued independently or together with preferred stock, common stock or as a component of a unit and may be attached to or separate from any offered securities. Each series of warrants may be issued under a separate warrant agreement to be entered into between us and a warrant agent. The warrant agreement may provide that, in certain circumstances, we and the warrant agent will be permitted to amend the warrant agreement without the consent of the holders of warrants. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any registered holders of warrants or beneficial owners of warrants. This summary of certain provisions of the warrants is not complete. You should refer to the warrant agreement, including the forms of warrant certificate representing the warrants, relating to the specific warrants being offered for the complete terms of the warrant agreement and the warrants. The warrant agreement, together with the terms of warrant certificate and warrants, will be filed with the SEC in connection with the offering of the specific warrants.

The particular terms of any issue of warrants will be described in the prospectus supplement relating to the issue. Those terms may include:

•	the title of such warrants;

•	the aggregate number of such warrants;

•	the price or prices at which such warrants will be issued;

•	the currency or currencies (including composite currencies) in which the price of such warrants may be payable;

•	the amount and terms of the securities purchasable upon exercise of such warrants and the procedures and conditions relating to the exercise of such warrants;

•	the purchase price of each of the securities purchasable upon exercise of such warrants;

•	the date on which the right to exercise such warrants will commence and the date on which such right shall expire;

•	any provisions for adjustment of the number or amount of securities to be received upon exercise of the warrants or of the exercise price of the warrants;

•	if applicable, the minimum or maximum amount of such warrants that may be exercised at any one time;

•	if applicable, the designation and terms of the securities with which such warrants are issued and the number of such warrants issued with each such security;

•	if applicable, the date on and after which such warrants and the related securities will be separately transferable;

•	information with respect to book-entry procedures, if any; and

•	any other terms of such warrants, including terms, procedures, conditions and limitations relating to the exercise of such warrants.

The prospectus supplement relating to any warrants to purchase equity securities may also include, if applicable, a discussion of certain U.S. federal income tax and ERISA considerations.

Warrants for the purchase of preferred stock and/or common stock will be offered and exercisable for U.S. dollars only. Warrants will be issued in registered form only.

Each warrant will entitle its holder to purchase the number of shares of preferred stock or common stock at the exercise price set forth in, or calculable as set forth in, the applicable prospectus supplement. The applicable prospectus supplement will also describe the circumstances pursuant to which the exercise price and/or the number or amount of the securities to be issued upon exercise of the warrants would be adjusted and the method of making and notifying the holder of any such adjustment.

After the close of business on the applicable expiration date, unexercised warrants will become void. We will specify the place or places where, and the manner in which, warrants may be exercised in the applicable prospectus supplement.

Upon receipt of payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will, as soon as practicable, issue and deliver the purchased securities in the manner described in the applicable prospectus supplement. If less than all of the warrants represented by the warrant certificate are exercised, a new warrant certificate will be issued for the remaining unexpired warrants.

Prior to the exercise of any warrants to purchase preferred stock or common stock, holders of the warrants will not have any of the rights of holders of the preferred stock or common stock purchasable upon exercise, including the right to vote or to receive any payments of dividends on the preferred stock or common stock purchasable upon exercise.

DESCRIPTION OF UNITS

We may issue units consisting of any combination of our common stock, preferred stock and warrants. We will issue each unit so that the holder of the unit is also the holder of each security included in the unit. As a result, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date. This summary of certain provisions of the units is not complete. You should refer to the unit agreement and/or unit certificate, and depositary arrangements, relating to the specific units being offered for the complete terms of the units. The unit agreement and/or unit certificate, and depositary arrangements, as applicable, will be filed with the SEC in connection with the offering of the specific units.

The particular terms of any issue of units will be described in the prospectus supplement relating to the issue. Those terms may include:

•	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

•	any provisions for the issuance, payment, settlement, transfer, or exchange of the units or of the securities composing the units;

•	whether the units will be issued in fully registered or global form; and

•	any other terms of the units.

PLAN OF DISTRIBUTION

We may sell the securities being offered hereby in one or more of the following ways from time to time:

•	through agents to the public or to investors;

•	to underwriters for resale to the public or to investors;

•	directly to investors; or

•	through a combination of any of these methods of sale.

We will set forth in a prospectus supplement the terms of that particular offering of securities, including:

•	the name or names of any agents or underwriters;

•	the purchase price of the securities being offered and the proceeds we will receive from the sale;

•	any over-allotment options under which underwriters may purchase additional securities from us;

•	any agency fees or underwriting discounts and other items constituting agents’ or underwriters’ compensation;

•	any initial public offering price;

•	any discounts or concessions allowed or reallowed or paid to dealers; and

•	any securities exchanges or markets on which such securities may be listed.

Agents

We may designate agents who agree to use their reasonable efforts to solicit purchases of our securities for the period of their appointment or to sell our securities on a continuing basis.

Underwriters

If we use underwriters for a sale of securities, the underwriters will acquire the securities for their own account. The underwriters may resell the securities in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the securities will be subject to the conditions set forth in the applicable underwriting agreement. The underwriters will be obligated to purchase all the securities of the series offered if they purchase any of the securities of that series. We may change from time to time any initial public offering price and any discounts or concessions the underwriters allow or reallow or pay to dealers.

Direct Sales

We may also sell securities directly to one or more purchasers without using underwriters or agents. Underwriters, dealers and agents that participate in the distribution of the securities may be underwriters as defined in the Securities Act, and any discounts or commissions they receive from us and any profit on their resale of the securities may be treated as underwriting discounts and commissions under the Securities Act. To the extent known to us, we will identify in the applicable prospectus supplement any underwriters, dealers or agents and will describe their compensation.

Derivative Securities

We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement (or a post-effective amendment).

Trading Markets and Listing of Securities

Unless otherwise specified in the applicable prospectus supplement, each class or series of securities will be a new issue with no established trading market, other than our common stock, which is listed on the NASDAQ Capital Market. We may elect to list any other class or series of securities on any exchange or market, but we are not obligated to do so. It is possible that one or more underwriters may make a market in a class or series of securities, but the underwriters will not be obligated to do so and may discontinue any market making at any time without notice. We cannot give any assurance as to the liquidity of the trading market for any of the securities.

Stabilization Activities

Any underwriter may engage in overallotment, stabilizing transactions, short covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Overallotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of these activities at any time.

Passive Market Making

Any underwriters who are qualified market makers on the NASDAQ Capital Market may engage in passive market making transactions in the securities on the NASDAQ Capital Market in accordance with Rule 103 of Regulation M, during the business day prior to the pricing of the offering, before the commencement of offers or sales of the securities. Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security. If all independent bids are lowered below the passive market maker’s bid, however, the passive market maker’s bid must then be lowered when certain purchase limits are exceeded.

Material Relationships

We may use underwriters, dealers and agents with whom we have a material relationship. To the extent required, we will describe the nature of any such relationship in any prospectus supplement naming any such underwriter, dealer or agent. Underwriters, dealers and agents may engage in transactions with or perform services for us in the ordinary course of their businesses, and we will include in any prospectus supplement any required disclosure related to such transactions or services. We may have agreements with the underwriters, dealers and agents to indemnify them against specified civil liabilities, including liabilities under the Securities Act.

LEGAL MATTERS

Certain legal matters relating to the validity of the securities offered by this prospectus will be passed upon for us by Manatt, Phelps & Phillips, LLP, Los Angeles, California. Certain partners of Manatt, Phelps & Phillips, LLP or their affiliates own shares of our common shares representing less than 0.1% of our outstanding common stock as of the date of this prospectus.

EXPERTS

The consolidated financial statements of Superconductor Technologies Inc., as of December 31, 2017 and 2016, and for each of the three years in the period ended December 31, 2017, incorporated in this prospectus by reference to the Annual Report on Form 10-K of Superconductor Technologies Inc. for the year ended December 31, 2017 have been so incorporated in reliance on the report (which contains an explanatory paragraph related to the company’s ability to continue as a going concern) of Marcum, LLP, Independent Registered Public Accounting Firm, given on the authority of said firm as experts in auditing and accounting.

DOCUMENTS INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” information that we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and the information that we file later with the SEC will automatically update and supersede this information. The following documents have been previously filed by us with the SEC pursuant to the Exchange Act and are hereby incorporated by reference in this prospectus and the registration statement of which this prospectus forms a part:

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2017, filed with the SEC on March 23, 2018;

•

our Quarterly Reports on Form 10-Q for the fiscal quarter ended March 31, 2018, filed with the SEC on May 14, 2018, for the fiscal quarter ended June 30, 2018, filed with the SEC on August 14, 2018 and for the fiscal quarter ended September 29, 2018, filed with the SEC on November 13, 2018;

•	our Current Reports on Form 8-K filed with the SEC on March 9, 2018, April 20, 2018, May 25, 2018, June 7, 2018, June 15, 2018, July 24, 2018, July 30, 2018 and October 22, 2018; and

•	the description of our common stock contained in our registration statement on Form 8-A filed with the SEC on January 4, 1993.

Certain Current Reports on Form 8-K dated both prior to and after the date of this prospectus are or will be furnished to the SEC and shall not be deemed “filed” with the SEC and will not be incorporated by reference into this prospectus. However, all other reports and documents filed by us after the date of this prospectus under Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the termination of the offering of the securities covered by this prospectus will also be deemed incorporated by reference in this prospectus and considered to be part of this prospectus from the date those documents are filed. If you make a request, orally or in writing, for any information that has been incorporated by reference into this prospectus but not delivered with this prospectus, we will provide you, without charge, a copy of any or all of that information. Requests for this information should be submitted in writing to our Secretary, at our principal executive offices at Superconductor Technologies Inc., 9101 Wall Street, Suite 1300 Austin, Texas 78754 or by telephone at (512) 334-8900.

This prospectus is part of a registration statement we have filed with the SEC. You should rely only on the information incorporated by reference or provided in this prospectus, or any applicable prospectus supplement. No one else is authorized to provide you with different information. You should not rely on any other representations. We are not making an offer of these securities in any state where the offer is not permitted. Our affairs may change after this prospectus or any prospectus supplement is distributed. You should not assume that the information in or incorporated by reference into this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of those documents. You should read all information supplementing or incorporated by reference into this prospectus or any prospectus supplement.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document we file with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the Public Reference Room. The SEC also maintains a web site that contains reports, proxy and information statements, and other information regarding registrants that file electronically with the SEC at http://www.sec.gov. In addition, we maintain a web site that contains information about us at http://www.suptech.com. The information contained on or that may be obtained from our website is not, and shall not be deemed to be, a part of this prospectus.

We have filed with the SEC a registration statement on Form S-3, of which this prospectus is a part, including exhibits, schedules and amendments filed with, or incorporated by reference in, this registration statement, under the Securities Act, with respect to the securities registered thereby. This prospectus does not contain all of the information set forth in the registration statement and exhibits and schedules to the registration statement. For further information with respect to our company and the securities registered thereby, reference is made to the registration statement, including the exhibits to the registration statement. Statements contained in this prospectus as to the contents of any contract or other document referred to in, or incorporated by reference in, this prospectus are not necessarily complete and, where that contract is an exhibit to the registration statement, each statement is qualified in all respects by the exhibit to which the reference relates. Copies of the registration statement, including the exhibits and schedules to the registration statement, may be examined and copied (upon payment of applicable fees) at the SEC’s Public Reference Room at 100 F Street, N.E., Washington D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the Public Reference Room. The registration statement is also available to you on the SEC’s web site, http://www.sec.gov.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.	OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table itemizes the estimated fees and expenses incurred or expected to be incurred by the Registrant in connection with the preparation and filing of this registration statement.

SEC registration fee		$6,060
FINRA Filing Fee		$8,000
Printing and engraving expenses		*
Legal fees and expenses		*
Accounting fees and expenses		*
Transfer Agent Fees		*
Miscellaneous fees		*
Total	$	*

*	These fees are calculated based on the number of issuances or amount of securities offered, and accordingly, these fees cannot be estimated at this time.

ITEM 15.	INDEMNIFICATION OF DIRECTORS AND OFFICERS

Section 145 of the Delaware General Corporation Law, or the Delaware Law, provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement in connection with specified actions, suits or proceedings, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation — a “derivative action”), if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that indemnification only extends to expenses (including attorneys’ fees) incurred in connection with defense or settlement of such action, and the statute requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation. Under Section 145, a corporation shall indemnify an agent of the corporation for expenses actually and reasonably incurred if and to the extent such person was successful on the merits in a proceeding or in defense of any claim, issue or matter therein.

Section 145 of the Delaware Law and Section 317 of the California Code provide that they are not exclusive of other indemnification that may be granted by a corporation’s charter, bylaws, disinterested director vote, stockholders vote, agreement or otherwise. The limitation of liability contained in our restated certificate of incorporation, as amended, and the indemnification provision included in our amended and restated bylaws, as amended, are consistent with Delaware Law Sections 102(b)(7) and 145 and California Code Section 317. We have purchased directors and officers liability insurance.

Section 145 of the Delaware Law authorizes court to award, or a corporation’s board of directors to grant, indemnity to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933. Our restated certificate of incorporation, as amended, and amended and restated bylaws, as amended, provide for indemnification of our directors, officers, employees and other agents to the maximum extent permitted by the Delaware Law. In addition, we have entered into indemnification agreements with our officers and directors.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling our company pursuant to such provisions, we have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in such Act and is therefore unenforceable.

ITEM 16.	EXHIBITS

EXHIBIT NUMBER	DESCRIPTION

3.1	Restated Certificate of Incorporation of Registrant as amended through March 1, 2006 (1)

3.2	Certificate of Amendment of Restated Certificate of Incorporation of Registrant, filed March 11, 2013 (2)

3.3	Certificate of Amendment of Restated Certificate of Incorporation of Registrant, filed July 18, 2016 (7)

3.4	Certificate of Amendment of Restated Certificate of Incorporation of Registrant, filed July 19, 2018 (8)

3.5	Amended and Restated Bylaws of Registrant (1)

3.6	Amendment adopted March 29, 2010 to Amended and Restated Bylaws of Registrant (3)

3.7	Amendment adopted October 28, 2013 to Amended and Restated Bylaws of Registrant (4)

4.1	Form of Common Stock Certificate (5)

4.2	Certificate of Designations of Registrant of Series A Convertible Preferred Stock of Registrant filed November 13, 2007 (6)

4.3	Certificate of Designations of Registrant of Series E Convertible Preferred Stock of Registrant and form of Series E Convertible Preferred Stock Certificate (9)

4.4	Certificate of Designations of Registrant of Series of Preferred Stock (including form of Specimen Stock Certificate) (*)

4.5	Form of Warrant Agreement (including Warrant Certificate) (*)

4.6	Form of Unit Agreement (including Unit Certificate) (*)

5.1	Legal Opinion of Manatt, Phelps & Phillips, LLP ❖

23.1	Consent of Marcum, LLP, Independent Registered Public Accounting Firm ❖

23.2	Consent of Manatt, Phelps & Phillips LLP (included in legal opinion filed as Exhibit 5.1)

24.1	Powers of Attorney (included on signature page)

(*)

To be filed, if necessary, subsequent to the effectiveness of this registration statement by an amendment to this registration statement or incorporated by reference to a current report on Form 8-K in connection with an offering of securities.

(1)	Incorporated by reference from Registrant’s Annual Report on Form 10-K for the year ended December 31, 2009, filed March 17, 2010. (File No. 000-21074)
(2)	Incorporated by reference from Registrant’s Current Report on Form 8-K filed March 14, 2013. (File No. 000-21074)
(3)	Incorporated by reference from Registrant’s Current Report on Form 8-K filed April 2, 2010. (File No. 000-21074)
(4)	Incorporated by reference from Registrant’s Current Report on Form 8-K filed October 31, 2013. (File No. 000-21074)
(5)	Incorporated by reference as Exhibit 4.1 to Registrant’s Form 10-K filed March 28, 2014. (File No. 000-21074)
(6)	Incorporated by reference from Registrant’s Current Report on Form 8-K/A filed February 25, 2008. (File No. 000-21074)
(7)	Incorporated by reference from Registrant’s Current Report on Form 8-K filed July 18, 2016. (File No. 000-21074)
(8)	Incorporated by reference as Exhibit 3.4 to Registrant’s Form S-1/A filed July 24, 2018. (File No. 333-226025)
(9)	Incorporated by reference as Exhibits 4.5 and 4.10 to Registrant’s Form S-1/A filed July 24, 2018. (File No. 333-226025)

❖	Filed herewith.

ITEM 17.	UNDERTAKINGS

The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) of this Section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)

That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)

Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)

Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date;

(5)

That, for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii)

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that the Registrant meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Austin, State of Texas, on December 4, 2018.

SUPERCONDUCTOR TECHNOLOGIES INC.

By:	/s/ Jeffrey A. Quiram
Jeffrey A. Quiram President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL THESE PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Jeffrey A. Quiram and William J. Buchanan, and each of them, his or her true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement (and to any registration statement filed pursuant to Rule 462 under the Securities Act of 1933), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons on behalf of the Registrant and in the capacities and on the dates indicated:

/s/ Jeffrey A. Quiram Jeffrey A. Quiram	President, Chief Executive Officer and Director (Principal Executive Officer)	December 4, 2018

/s/ William J. Buchanan William J. Buchanan	Chief Financial Officer (Principal Financial and Accounting Officer)	December 4, 2018

/s/ Martin A. Kaplan Martin A. Kaplan	Chairman of the Board	December 4, 2018

/s/ Lynn J. Davis Lynn J. Davis	Director	December 4, 2018

/s/ David W. Vellequette David W. Vellequette	Director	December 4, 2018

/s/ Julia S. Johnson Julia S. Johnson	Director	December 4, 2018

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